Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULES 13a-14(b) AND 15d-14(b) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Thomas L. Wegman, the President, Principal Executive Officer and Principal Financial Officer of BioSpecifics Technologies Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s report on Form 10-Q for the quarterly period ended September 30, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification this 9th day of November, 2015.

/s/ Thomas L. Wegman
Thomas L. Wegman
President, Principal Executive Officer and Principal Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability pursuant to that section. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.